Exhibit 99.1(f)

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into as of September 23, 2009 by and between Victory Park Credit Opportunities Master Fund, Ltd. ("Purchaser") and QSGI, Inc. ("Seller").

WHEREAS, pursuant to that certain Order Pursuant to 11 U.S.C. §§ 105, 363, and 365 of the Bankruptcy Code (A) Approving the Sale of Substantially All of the Assets of the DSC Division of QSGI, Inc. Free and Clear of All Liens, Claims, Encumbrances and Interests; (B) Approving the Assumption and Assignment of Executory Contracts and Unexpired Leases; and (C) Granting Related Relief, which was entered by the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division (the "Bankruptcy Court") on September , 2009 [Docket No.  ] (the "Sale Order"), the Bankruptcy Court authorized the sale (the "Sale") of the Assets by the Seller to the Purchaser on the terms and conditions set forth in the Sale Order; and

WHEREAS, all capitalized tetras used herein which are not otherwise defined herein shall have the meaning given to such ternis in the Sale Order.

NOW, THEREFORE, pursuant to and in accordance with the teiis and provisions of the Sale Order, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Sale and Assignment of Assets. Seller does hereby sell, assign, transfer, convey and deliver to Purchaser, and Purchaser does hereby purchase and accept from Seller, all right, title and interest in, to and under the Assets, free and clear of all liens, liabilities, claims, encumbrances, debts and Interests.

2.           Liabilities. Purchaser does not assume, undertake, accept or agree to be bound by any liabilities, commitments or obligations of the Seller. Seller shall retain and be unconditionally liable and responsible for any and all such liabilities, commitments or obligations.

3.           Further Assurances. Seller does hereby covenant and agree that, upon the request of Purchaser, it shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, assurances and instruments as Purchaser may reasonably request to assign and transfer the Assets to Purchaser and to assure to Purchaser the continued possession, control and enjoyment of the Assets.

4.           Sale Order. Nothing herein shall be deemed to modify or diminish the terms, conditions or provisions of the Sale Order, all of which shall survive the closing of the Sale and the execution of this Agreement. In the event of any conflict between the terms and conditions of this Agreement and the temis and conditions of the Sale Order, the Sale Order shall govern.

5.          No Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the parties hereto and are not intended to confer upon any person or entity except the parties hereto any rights or remedies hereunder, and there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third party with any remedy, claim, liability, reimbursement, claim of action or other right.

6.          Amendment, Waiver or Termination. This Agreement cannot be amended, waived or terminated except by a writing signed by all of the parties hereto.

7.          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.          Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be perfolmed entirely within such State by residents of such State (without reference to the choice of law provisions of Illinois law). EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

9.          Headings. The headings of this Agreement are for convenience of reference and shall not faun part of, or affect the interpretation of, this Agreement.

10.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, the other party hereto shall re-execute original forms thereof and deliver this Agreement to the requesting party hereto, except that the failure of a party hereto to comply with such a request shall not render this Agreement invalid or unenforceable. No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the foimation or enforceability of a contract and each such party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, this Bill of Sale and Assignment and Assumption Agreement has been executed and delivered on the date first above written.

PURCHASER:

VICTORY PARK CREDIT OPPORTUNITIFtS MASTER FUND, LTD.

By: Victory Park Capital Advisors, LLC Its: Investment Manager

By:

Name:

Title:

SELLER:

QSGI, INC.

By:  /s/ Marc Sherman
Name:   Marc Sherman
Title:     CEO

Signature Page to Bill of Sale and Assignment and Assumption Agreement